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                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT, made as of May 8, 1996, by and between ICT GROUP, INC., a Pennsylvania corporation (hereinafter called "Company"), and JOHN
J. BRENNAN, an individual (hereinafter called "Employee").

                              W I T N E S S E T H

                  Company wishes to continue to employ Employee and Employee wishes to continue in the employ of Company on the terms and conditions contained in this Agreement.

                  NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Employee agree as follows:

                  1. Employment. Company hereby continues to employ Employee as President and Chief Executive Officer, and Employee hereby accepts continued employment by Company, for the period of time and upon the terms, conditions and restrictions contained in this Agreement.

                  2. Duties and Responsibilities.

                            (a) Employee agrees to assume such duties and
responsibilities normally associated with the position indicated above, and as may be assigned to Employee by the Board of Directors of the Company from time to time.

                            (b) During his employment with the Company, Employee
may not engage in any business which would detract from his responsibilities to the Company.

                  3. Term. This Agreement and Employee's employment hereunder shall be for a term of three (3) years, commencing on April 1, 1996 and ending on March 31, 1999,



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unless sooner terminated as hereinafter provided. This
Agreement shall be reviewed automatically for successive three (3) year periods, unless either party gives written notice to the other, in accordance with Paragraph 15(c), at least one hundred eighty (180) days prior to the expiration of the original or applicable successive term.

                  4. Compensation and Benefits

                            (a) For all of the services rendered by Employee to
Company, Employee shall receive a minimum gross annual base salary in the amount specified on Attachment A hereto, less taxes and other deductions required by law, payable in reasonable periodic installments in accordance with Company's regular payroll practices in effect from time to time. Employee's base salary shall be reviewed by Company's Board of Directors annually and may be increased (but not decreased) by the Board of Directors in its sole discretion.

                            (b) In addition to Employee's base salary, Company
shall pay Employee minimum bonuses in accordance with the bonus programs specified on Attachment A hereto. These bonus programs may be modified by Company's Board of Directors and additional bonus programs may be implemented, provided that any such modifications or additional programs (individually or collectively) shall not result in a reduction in the bonuses, on an annual basis, which Employee shall receive below those to which Employee is entitled in accordance with Attachment A hereto. In addition, Employee shall be eligible to participate in any stock option plans developed for management.

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                            (c) Throughout the term of this Agreement, Employee
shall be eligible to participate in the insurance and other benefit plans and programs specified on Attachment A hereto. In addition, Employee shall be eligible to participate in all other insurance and other benefit plans and programs as may be offered by Company to its employees, subject to their respective eligibility requirements, and other terms, conditions and restrictions.

                            (d) The Company will continue, through December 31,
1999, to pay Employee additional compensation in an amount sufficient for
Employee: (i) to pay the premiums relating to the insurance policies issued in 1995 on either his life or the life of Patricia Brennan, wife of Donald Brennan; and (ii) to pay all applicable taxes on such additional compensation.

                            (e) Employee shall accrue vacation pay at a rate of
2 1/2 days per full-month of employment.

                            (f) Employee will not receive any remuneration or
any other benefit from any client or any other company or individual in connection with any transaction in which Company is involved, directly or indirectly, without the prior permission of the Company's Board of Directors. Nor will Employee assign or give any part of the compensation which he receives from Company to any other employee, agent or representative of Company, to any client or any of its employees, agents or representatives, or to any other person or entity involved, directly or indirectly, with Company, without the prior permission of the Company's Board of Directors.

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                  5. Expenses. Company will reimburse Employee for all
reasonable expenses incurred by Employee in connection with the performance of Employee's duties hereunder upon receipt of vouchers therefor satisfactory to Company and in accordance with Company's regular reimbursement procedures and practices in effect from time to time.

                  6. Company Obligations Upon Termination By Company Not For "Willful Misconduct", By Employee for "Good Reason," or By Employee For Other Than "Good Reason:"

                            (a) If Employee is terminated by Company pursuant to
Paragraph 10 or Employee terminates his employment for "Good Reason" pursuant to Paragraph 11(i), Company shall fulfill all of its obligations under this Agreement (including, but not limited to, with regard to salary, bonuses and benefits) through the later of the following time periods: (i) the expiration of the then current term of this Agreement (or the successive term of this Agreement, if within one hundred eighty (180) days of the expiration of the then current term and no notice of termination of this Agreement has been provided as set forth in Paragraph 3); or (ii) twenty-four (24) months from the date of termination.

                            (b) If Employee terminates his employment for other
than "Good Reason" pursuant to Paragraph 11(ii), Company shall fulfill all of its obligations under the Agreement (including, but not limited to, with regard to salary, bonuses and benefits) through the expiration of Employee's obligations under Paragraph 13(a) and (d) below.

                            (c) Employee shall have no obligation to make
efforts to obtain replacement income (through employment or other sources) during the period in which

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Employee receives post-termination payments or benefits from Company and there shall be no offset for replacement income (through employment or other sources) derived.

                            (d) Bonuses for purposes of subparagraphs 6(a) and
6(b) above shall be no less than the combined average of the bonuses for the preceding two years.

                  7. Inability. If Employee is unable to perform the essential functions of his job, with or without reasonable accommodations, for whatever reason, for a period of thirteen (13) consecutive weeks or for a cumulative period of nineteen (19) weeks during any twelve (12) month period, Company shall have the right to terminate Employee's employment pursuant to Paragraph 10 of this Agreement, in which event Employee shall be eligible for payments and benefits pursuant to Paragraph 6(a) of this Agreement.

                  8. Death. If Employee dies, Company shall have no further obligations or liabilities to Employee's estate or legal representative or otherwise after the date of his death, except as follows: Employee's estate shall be entitled to receive: (i) all monies owed in terms of salary, bonuses and otherwise, (ii) a lump sum payment in an amount equal to nine (9) months' salary, and (iii) a prorated payment of any bonuses earned for the period prior to Employee's death.

                  9. Discharge for "Willful Misconduct". Company may discharge Employee at any time without prior notice for "Willful Misconduct," which is defined as fraud, misappropriation, embezzlement, self-dealing or conviction of a crime of moral turpitude. In the event Company terminates Employee's employment for "Willful Misconduct," Company shall have no further obligations or liabilities to Employee after the

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date of his termination. The termination of Employee's employment with Company pursuant to this Paragraph shall not release Employee from Employee's obligations and restrictions under Paragraphs 12 and 13 of this Agreement.

                  10. Discharge Not for "Willful Misconduct". Notwithstanding any other provision of this Agreement, Company may discharge Employee at any time for reasons other than "Willful Misconduct" by providing Employee with thirty (30) days' written notice, which notice Company may waive, in whole or in part, in its sole discretion, by paying Employee for such thirty (30) days. Upon termination of Employee pursuant to this Paragraph, whether during the then current term of this Agreement, upon expiration of its then current term or subsequent to its expiration, Company shall be obligated to provide Employee with post- termination payments and benefits in accordance with Paragraph 6(a) of this Agreement. The termination of Employee's employment with Company pursuant to this Paragraph shall not release Employee from Employee's obligations and restrictions under Paragraphs 12 and 13 of this Agreement.

                  11. Termination by Employee. Employee may terminate his employment under this Agreement at any time by providing Company with thirty
(30) days' written notice, which notice Company may waive, in whole or in part, in its sole discretion, by paying Employee for such thirty (30) days. In such event:

                            (i)     Termination By Employee For "Good Reason":
                                    Upon Termination of Employee For "Good
                                    Reason," whether during the then current term of this Agreement, upon expiration of its

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                                    then current term or subsequent to its
                                    expiration, Company shall be obligated to provide Employee with post-termination payments and benefits in accordance with Paragraph 6(a) of this Agreement. "Good Reason" is defined as: (i) a reduction in Employee's salary or benefits; (ii) a substantial change in Employee's duties and responsibilities which change would reduce Employee's stature, importance and dignity within Company; or (iii) a "Change of Control." For purposes of this Agreement, a "Change of Control" shall occur if John J. Brennan and Donald Brennan, and their children and grandchildren, no longer collectively own, directly or indirectly, interests representing more than fifty percent (50%) of the combined voting power of the Company (or a successor entity).

                           (ii) Termination by Employee For Other Than "Good Reason:" In the event that Employee terminates his employment for other than "Good Reason," whether during the then current term of this Agreement, upon expiration of its then current term or subsequent to its expiration, Company shall be obligated to provide Employee with post-termination payments and benefits in accordance with Paragraph 6(b) of this Agreement.



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The termination of Employee's employment with Company pursuant to this Paragraph shall not release Employee from Employee's obligations and restrictions under Paragraphs 12 and 13 of this Agreement.

                  12.      Company Property.

                            (a) All advertising, sales, manufacturers' and other
materials or articles or information, including without limitation, data processing reports, client sales analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to Employee by Company or developed by Employee on behalf of Company or at Company's direction or for Company's use or otherwise in connection with Employee's employment hereunder, are and shall remain the sole and confidential property of Company.

                            (b) Immediately upon termination of Employee's
employment, whether by Employee or Company, whether during the then current term of this Agreement, upon expiration of its then current term or subsequent to its expiration, Employee shall deliver to Company all Company property (for example, keys and credit cards) and all documents, books, records, lists, computer programs and other documents relating to Company's business, regardless of where or by whom said writings were kept or prepared, retaining no copies.

                            (c) In the event Employee receives notice from
Company that his employment is or will be terminated or Employee provides Company with notice of his intent to resign, within ten (10) days of receiving or providing such notice, and thereafter as may be requested by Company, Employee shall provide Company with a list of all clients and

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potential clients with whom he is working and/or negotiating and a summary of the status of each matter with which he is involved, directly or indirectly.

                  13. Restrictive Covenants, Trade Secrets, Etc.

                            (a) For a period of one (1) year after the
termination of his employment with Company, for any reason whatsoever, whether during the then current term of this Agreement, upon expiration of its then current term or subsequent to its expiration, whether by Employee or Company, Employee shall not, for his own benefit or for the benefit of any third party, directly or indirectly, in any capacity, participate in any of the following activities: (i) hire or do any business with any employee of Company or otherwise induce or attempt to influence any employee of Company to terminate his or her employment with Company; (ii) divert, solicit, or do any business with any current, former (within two (2) years of the date of termination), or potential (engaged in discussion with Company as of the date of termination) client of Company; or (iii) cause or attempt to cause any current, former, or potential client to refrain from doing business with Company. In light of the fact that the clients of Company will be engaged in operations worldwide and Company will be contacting potential customers for its clients throughout the world, the restrictions set forth in this Paragraph 13(a) shall apply worldwide. The prohibitions set forth in this Paragraph 13(a) shall not apply to Donald Brennan or any child or grandchild of Donald Brennan or John J. Brennan.

                            (b) During his employment and for a period of two
(2) years thereafter, Employee shall not use for his personal benefit, or disclose, communicate or

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divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Company, any material referred to in Paragraph 12 above or any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by Company or any names and addresses of clients or customers or any data on or relating to past, present or prospective clients or customers or any other confidential information relating to or dealing with the business operations or activities of Company, made known to Employee or learned or acquired by Employee while in the employ of Company.

                            (c) Any and all writings, inventions, improvements,
processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during his employment with the Company, whether during working hours or at any other time and whether at the request or upon the suggestion of Company or otherwise, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Company. Employee shall make full disclosure to Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Company. Employee shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so that Company can prepare and present applications for copyright or Letters Patent therefor


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and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques, except that Company shall reimburse Employee for any expenses which Employee may incur in vesting absolute title thereto in Company.


                            (d) For a period of one (1) year after the
termination of his employment with Company, for any reason whatsoever, whether during the then current term of this Agreement, upon its expiration or subsequent to its expiration, whether by Employee or Company, Employee shall not engage in or be financially interested in any business which is engaged in the business of telemarketing in any country in which the Company has an active operation.

                            (e) Employee acknowledges that the restrictions
contained in the foregoing subparagraphs (a), (b), (c) and (d), in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, and that any violation thereof would result in irreparable injuries to Company, and Employee therefore acknowledges that, in the event of his violation of any of these restrictions, Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of


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all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.


                            (f) Employee agrees that if any or any portion of
the foregoing covenants or the application thereof, is construed to be invalid or unenforceable, the remainder of such covenant or covenants shall not be affected and the remaining covenant or covenants shall then be given full force and effect without regard to the invalid or unenforceable portion(s). If the covenant is held to be unenforceable because of the area covered, the duration thereof or the scope thereof, Employee agrees that the court making such determination shall have the power to reduce the area and/or the duration and/or scope thereof, and the covenant shall then be enforceable in its reduced form.

                            (g) If Employee violates any of the restrictions
contained in the foregoing subparagraph (a), (b) or (d), the restrictive period shall not run in favor of Employee from the time of the commencement of any violation until such time as the violation shall be cured by Employee to the satisfaction of Company.

                  14. Prior Agreements. Employee represents to Company that: (a) there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder; (b) there are no agreements, restrictions or understandings whatsoever to which Employee is a party which place any limitations as to the companies or individuals with whom he may do business; (c) his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to


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which he is a party and by which he is bound; and (d) he is free and able to execute this Agreement and to enter into employment by Company.

                  15. Miscellaneous.

                            (a) Waiver. The waiver by Company of a breach of any
provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by Chairman of the Board.

                            (b) Controlling Law. This Agreement and all
questions relating to validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                            (c) Notices. All notices, requests, demands and
other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed in the case of Company, to the Chairman of the Board, at its principal place of business, and in the case of Employee, to1513 Harvest Drive, Yardley, Pennsylvania 19067.

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                            (d) Binding Nature of Agreement. This Agreement
shall be binding upon and inure to the benefit of Company and its successors and assigns and shall be binding upon Employee his heirs and legal representatives.

                            (e) Execution in Counterparts. This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

                            (f) Provisions Separable. The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                            (g) Entire Agreement. This Agreement contains the
entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing and signed by the Company's Chairman of the Board.

                            (h) Paragraph Headings. The paragraph headings in
this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

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                            (i) Survival. The covenants contained in Paragraphs
12 and 13 shall survive the expiration of this Agreement and the termination of Employee's employment.

                            (j) Number of Days. In computing the number of days
for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such Holiday.

                            (k) Consolidation Merger. Nothing in this Agreement
shall preclude Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another entity which assumes this Agreement and all obligations and undertakings of Company hereunder. Under such a consolidation, merger or transfer of assets and assumption, the term "the Company," as used herein, shall mean such other entity and this Agreement shall continue in full force and effect.

                            (l) Ownership of Stock or Stock Options. Except as
expressly provided for in this Agreement, nothing in this Agreement shall affect, change, diminish or eliminate any rights which Employee currently has, previously had or subsequently may have with regard to stocks, stock options or other ownership interests pursuant to other agreements, plans or trusts.

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                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement in Langhorne, Pennsylvania on the date first above written.

ICT GROUP, INC.

By: /s/ Carl E. Smith                                /s/ John J. Brennan
    ---------------------------                      -----------------------
     Chief Financal Officer                          John J. Brennan

Date: May 8, 1996                           Date: May 8, 1996
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